                                                                   EXHIBIT 10.18


                 TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of the 14th day of July, 2005 by and among the banks that are or may from time to time become parties hereto (individually a "Bank" and collectively, the "Banks"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "LaSalle"), as agent ("Agent") for the Banks, and each of SIGMATRON INTERNATIONAL, INC., a Delaware corporation ("Sigmatron") and ABLE ELECTRONICS CORPORATION, a California corporation ("Able Electronics", and collectively with Sigmatron, the "Borrowers"), jointly and severally.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Agent, the Banks and Sigmatron are parties to that certain Loan and Security Agreement dated as of August 25, 1999, as amended by that certain Amendment to Loan and Security Agreement dated as of August 31, 2000, that certain Forbearance Agreement and Second Amendment to Loan and Security Agreement dated as of February 1, 2001, that certain Forbearance Agreement and Third Amendment to Loan and Security Agreement dated as of May 31, 2001, that certain Forbearance Agreement and Fourth Amendment to Loan and Security Agreement dated as of July 31, 2001, that certain Fifth Amendment to Loan and Security Agreement dated as of November 30, 2001, that certain Sixth Amendment to Loan and Security Agreement dated as of April 22, 2002, that certain Seventh Amendment to Loan and Security Agreement dated as of October 16, 2002, that certain Eighth Amendment to Loan and Security Agreement dated as of February 19, 2004 and that certain Ninth Amendment to Loan and Security Agreement dated as of March 11, 2005 (the Original Agreement and all of the foregoing amendments are collectively referred to as the "Agreement"); and

         WHEREAS, Sigmatron and the Banks have agreed to further amend the Agreement to, among other items, (i) extend the maturity date and increase the principal amount of the Revolving Credit Commitment (as defined in the Agreement), (ii) modify certain interest rate provisions and financial covenants, (iii) add a new $3,000,000 term loan, all in accordance with the terms and conditions of this Amendment and (iv) add Able Electronics as a Borrower under the Agreement.

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. Amendment of the Agreement.

            (a) The definition of the terms "Loans", "Maturity Date", "Notes" and "Revolving Note" appearing in Paragraph 1.1 of the Agreement are hereby amended and restated to read as follows:

            "Loans" shall mean, collectively, all Revolving Loans, the Term Loan (whether Base Rate Loans or LIBOR Loans) and all Letter of Credit Obligations, under and pursuant to this Agreement.

            "Maturity Date" means (i) June 30, 2008 with respect to all Revolving Loans and (ii) June 30, 2009 with respect to the Term Loan.

            "Notes" means collectively, the Revolving Note and the Term Note.

            "Revolving Note" means that certain Substitute Revolving Note dated as of July __, 2005 payable jointly and severally by Borrowers to LaSalle Bank National Association in the maximum principal amount of $17,000,000, as may be amended, modified, substituted or restated from time to time, together with all renewals and exchanges therefore.

            (b) The definitions of the terms "Purchase", "Purchase Agreement", "Term Loan", "Term Loan Commitment" and "Term Note" are hereby added to the Agreement in Paragraph 1.1 to read as follows:

            "Purchase" means the purchase of substantially all of the stock of Able Electronics by Sigmatron in accordance with the terms of the Purchase Agreement.

            "Purchase Agreement" means that certain Stock Purchase Agreement dated as of July 1, 2005 by and among Sigmatron, Able Electronics and the shareholders of Able Electronics.

            "Term Loan" shall have the meaning specified in Paragraph 2.2(a) herein.

            "Term Loan Commitment" means Three Million Dollars ($3,000,000).

            "Term Note" means that certain Term Note dated as of July __, 2005 in the original principal amount of THREE MILLION DOLLARS ($3,000,000) payable jointly and severally by Borrowers to LaSalle Bank National Association, as the same may be amended, modified or supplemented from time to time, and together with any renewals or exchanges or substitutions therefor.

            (c) Paragraph 2.1 of the Agreement is hereby amended by deleting the words "Thirteen Million Dollars ($13,000,000)" appearing in the fifth and sixth lines of such paragraph and replacing them with the words "Seventeen Million Dollars ($17,000,000)" in their place and stead.

            (d) Paragraph 2.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

            2.2 Term Loan Commitment.

            (a) Term Loan. Subject to the terms and conditions of this Agreement and the Other Agreements, and in reliance upon the representations and warranties of the Borrowers set forth herein and in the Other Agreements, the Banks agree to make a term loan to Borrowers, jointly and severally, in an amount equal to the Term Loan Commitment (the "Term Loan"). The Term Loan shall be available to Borrowers in a single principal advance and may not be reborrowed. The Term Loan shall be used by Borrowers for consummation of the Purchase and for working capital. The Term Loan may be prepaid in whole or in part at any time without penalty, subject to Paragraph 4.7, but shall be due in full on the Maturity Date, unless the credit extended under the Term Loan is otherwise terminated or extended as provided in this Agreement.

            (b) Term Loan Interest and Payments. Accrued and unpaid interest on that portion of the principal balance of the Term Loan outstanding from time to time which is a Base Rate Loan, shall be due and payable monthly, in arrears, commencing on July 31, 2005 and continuing on the last day of each calendar month thereafter, and on the Maturity Date. Accrued and unpaid interest on those portions of the principal balance of the Term Loan outstanding from time to time which are LIBOR Loans shall be payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a LIBOR Loan and on the Maturity Date. Any amount of principal or interest on the Term Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

            (c) Term Loan Interest and Principal Payments. The outstanding principal balance of the Term Loan shall be repaid in equal quarterly principal installments each in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000), together with an additional amount representing accrued and unpaid interest on the principal amount of the Term Loan outstanding as set forth above, beginning on June 30, 2006, and continuing on the last day of each quarter thereafter, with a final payment of all outstanding principal and accrued interest due on the Maturity Date. Principal amounts repaid on the Term Note may not be borrowed again. If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrowers have failed to timely select a new Interest Period to be applicable to such LIBOR Loans, the Borrowers shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

            (d) Term Loan Principal Prepayments. Provided that no Event of Default then exists under this Agreement or the Loans, the Borrowers may voluntarily prepay the principal balance of the Term Loan, in whole or in part at any time on or after the date hereof.

            (e) Paragraph 3.2 is hereby amended and restated to read as follows:

            3.2 Term Note. The Term Loan made by the Banks under the Term Loan Commitment shall be evidenced by a Term Note substantially in the form set forth in Exhibit C, with appropriate insertions, dated the date hereof (or on or before the date of disbursement), payable to the order of the applicable Bank. The unpaid principal amount of the Term Note shall bear interest and be due and payable as provided in this Agreement and the Term Note. Payments to be made by the Borrowers under the Term Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

            (f) Paragraph 4.1(a) of the Agreement is hereby amended and restated to read as follows:

            (a) The unpaid principal amount of each Revolving Loan and each portion of the Term Loan that is a Base Rate Loan shall bear interest from the date of such Loan until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time, plus the Base Rate Margin, in each case with such interest payable in accordance with Paragraph 4.1(d) below.

            (g) Paragraph 11(a) of the Agreement is hereby amended by adding the following sentence as the first sentence thereof:

            (a) Able Electronics is a corporation, duly organized, validly existing and in good standing the State of California its state organizational identification number is C2179755 and Able Electronics is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.

            (h) Paragraphs 11.2(f)(iv), (v) and (vi) of the Agreement are hereby amended and restated to read as follows:

            (iv) Maintain a Leverage Ratio, at all times, of not more than 1.75:1.00.

            (v) Not permit the aggregate amount of Capital Expenditures to exceed $7,250,000 in any fiscal year (excluding any Capital Expenditures associated with Sigmatron's plant located in China).

            (vi) Maintain EBITDA of not less than $6,000,000 measured quarterly on a rolling twelve month basis.

            (i) A new Paragraph 11.2(j) is hereby added to the Agreement to read in its entirety as follows:

            (j) Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control. As required by federal law and the Agent's and each Bank's policies and practices, the Agent and each Bank may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services and each Borrower agrees to provide such information. In addition, and without limiting the foregoing sentence, the Borrowers shall (a) ensure, and cause each Subsidiary which is not a Borrower to ensure, that no Person who owns a controlling interest in or otherwise controls any Borrower or any Subsidiary which is not a Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary which is not a Borrower to comply, with all applicable Bank Secrecy Act ("BSA") laws and regulations, as amended.

            (j) A new Paragraph 11.2(k) is hereby added to the Agreement to read in its entirety as follows:

            (k) Cause all bank accounts of Able Electronics Corporation with Comerica Bank to be closed and the deposits therein moved to LaSalle Bank within 180 days of the date hereof. Further, Borrowers shall limit all deposits with Comerica Bank to no more than $2,000,000 during such 180 day period.

            (k) New Paragraphs 13.24, 13.25 and 13.26 are hereby added to the Agreement to read as follows:

            13.24 Reimbursement Among Borrowers. To the extent that any Borrower shall be required to pay any portion of Borrowers' Liabilities which shall exceed the amount of loans, advances or other extensions of credit received by any such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrower for the amount of such excess pro rata, based on their respective net worths as of the date hereof. This Paragraph 13.24 is intended only to define the relative rights of the Borrowers among the Borrowers and nothing set forth in this Paragraph 13.24 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay Borrowers' Liabilities to Agent as and when the same shall become due and payable in accordance with the terms hereof.

            13.25 Guaranty. The effect of the joint and several obligations of Borrowers hereunder is that each Borrower hereby unconditionally and absolutely guarantees to the Agent, irrespective of the validity, regularity or enforceability of this Agreement or any Other Agreement, the full and prompt payment in full to the Banks at maturity of all Borrowers' Liabilities. The guaranty set forth in this Paragraph 13.25 shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect until the Borrowers' Liabilities have been fully repaid. The guaranty set forth in this Paragraph 13.25 is an absolute and unconditional guaranty of payment and not of collectibility. THE GUARANTY OBLIGATION SET FORTH IN THIS PARAGRAPH
         13.25 SHALL IN ALL RESPECTS BE IN FURTHERANCE, AND SHALL IN NO EVENT BE DEEMED IN LIMITATION, OF THE OBLIGATIONS OF EACH BORROWER UNDER THIS AGREEMENT.

            13.26 Joint and Several Liability. Except as specifically set forth herein, the liability of each Borrower under this Agreement and the Other Agreements in general shall be joint and several, and each reference herein to the Borrowers shall be deemed to refer to each such Borrower. In furtherance and not in limitation of each Bank's rights and remedies hereunder or at law, Agent may proceed under this Agreement and the Other Agreements against any one or more of the Borrowers in its absolute and sole discretion for any of Borrowers' Liabilities or any other liability or obligation of the Borrowers arising hereunder.

            (l) Schedule 1 to the Agreement is hereby amended and restated with
Schedule 1 - Pricing Schedule attached hereto.

            (m) Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

            (n) Exhibit E attached hereto is hereby added to the Agreement.

            (o) Each of the following schedules to the Agreement shall be deemed amended to add thereto and include the information relative to the Purchase as set forth on the corresponding schedules attached hereto: _____________________ [BORROWERS TO CONFIRM]

            (p) Any and all references to the terms "Equipment Loan", "Equipment Note", "Equipment Loan Credit Commitment" and "Equipment Loan Base Margin" in the Agreement are hereby deleted from the Agreement in their entirety.

            (q) Any and all references to the "Borrower" shall be deemed to refer to each of Sigmatron and Able Electronics.

         3. Consent Regarding Purchase. Notwithstanding anything contained in Paragraph 11.3(b) of the Agreement to the contrary, the Agent and each Bank hereby consent to the purchase by Sigmatron of the stock of Able Electronics Corporation and the assumption of approximately $3,900,000 of the liabilities of Able Electronics Corporation in accordance with the terms and conditions of the Purchase Agreement and waive compliance with the provisions of Paragraph 11.3(b) of the Agreement as a result of the Purchase only, provided, (i) no Event of Default exists or would be caused by the Purchase and (ii) the aggregate purchase price for the Purchase is not in excess of Twelve Million Eight Hundred Thousand Dollars ($12,800,000).

The Borrowers hereby acknowledge that the waiver contained in this Amendment is granted by Agent and the Banks only for the limited purpose set forth herein and each term and provision of the Agreement continues in full force and effect. The waiver in no manner creates a course of dealing or otherwise impairs the future ability of Agent or the Banks to declare an Event of Default under or otherwise enforce the terms of the Agreement.

         4. Purchase Agreement, etc.

            (a) The Borrowers have heretofore furnished the Banks a true and correct copy of the Purchase Agreement.

            (b) Each Borrower and, to each Borrower's knowledge, each other party to the Purchase Agreement, as required, has duly taken all necessary corporate action to authorize the execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated thereby.

            (c) The purchase of the assets of Able Electronics by Sigmatron as contemplated by the Purchase will comply in all material respects with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, member, partner and other material consents, approvals and exemptions required to be obtained by the Borrowers and, to each Borrower's knowledge, each other party to the Purchase Agreement in connection with the Purchase will be, prior to consummation of the Purchase, duly obtained and will be in full force and effect. As of the date of the Purchase Agreement, all applicable waiting periods with respect to the Purchase will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Purchase.

            (d) The execution and delivery of the Purchase Agreement did not, and the consummation of the Purchase will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Borrower or, to each Borrower's knowledge, any other party to the Purchase Agreement, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Borrower is a party or by which any Borrower is bound or, to each Borrower's knowledge, to which any other party to the Purchase Agreement is a party or by which any such party is bound.

            (e) No statement or representation made in the Purchase Agreement by any Borrower or, to any Borrower's knowledge, any other party, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

         5. Assent to Agreement. Able Electronics is hereby made a Borrower under the Agreement and agrees to be bound by and comply with all of the terms and conditions of the Agreement as of the date hereof and hereby assumes all obligations and is entitled to the rights and benefits of a Borrower under the Agreement. From and after the date hereof, any and all references to a "Borrower" or the "Borrowers" shall be deemed to include Able Electronics, except for references to a Borrower relating to its status prior to this Amendment. Able Electronics hereby makes and agrees to each representation, covenant and warranty contained in the Agreement, except for representations and warranties made as of or with respect to a specific prior date(s). Able Electronics hereby acknowledges and confirms the grant of a first priority security interest in all of its assets in accordance with the provisions of Paragraph 7.1 of the Agreement. Able Electronics hereby agrees that all notices delivered to Sigmatron in accordance with the Agreement shall be effective for notice to Able Electronics.

         6. Representations and Warranties. The representations and warranties set forth in the Agreement and all covenants set forth in the Agreement shall be deemed remade and affirmed (or made, as applicable, in the case of Able Electronics) as of the date hereof by each Borrower (after giving effect to the Purchase), except any and all references to the Agreement in such representations, warranties and covenants shall be deemed to include this Amendment. Each Borrower hereby expressly reaffirms, reinstates and assumes (on the same basis as set forth in the Agreement) all of the obligations and liabilities to the Agent as set forth in the Agreement and this Amendment, and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities, grants of security interest and covenants contained in the Agreement. Each Borrower also acknowledges and reaffirms that the Agreement, as amended by this Amendment, is in full force and effect and that no defenses exist as of the date of this Amendment to each Borrower's full compliance with the Agreement, as amended by this Amendment. Each Borrower hereby acknowledges that the security interests granted in the Agreement constitute a valid continuing first Lien in and to the Collateral including, but not limited to, all assets of Able Electronics. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

         7. Delivery of Documents/Information. Prior to entering into this Amendment, Agent shall have received from the Borrowers the following fully executed documents, in form and substance satisfactory to Agent and each Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

            (a) this Amendment;

            (b) Substitute Revolving Note of LaSalle Bank;

            (c) Term Note of LaSalle Bank;

            (d) Purchase Agreement Assignment;

            (e) Assignment Agreement between LaSalle Bank and Charter One Bank;

            (f) Opinion of Borrowers' Counsel;

            (g) Secretary's Certificate of each Borrower with resolutions and incumbency;

            (h) Officer's Certificate (Closing Bring-Down) of each Borrower; and

            (i) such other documents, certificates and opinions as Agent may request.

         8. Reference to the Effect on the Agreement.

            (a) References. Upon the date of this Amendment and on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement, as amended hereby.

            (b) Ratification. As specifically modified above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

         9. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants to Agent and the Banks as of the date hereof as follows:

            (a) The execution and delivery of this Amendment and the performance by each Borrower of its obligations hereunder are within each Borrower's powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the Articles of Incorporation or By-laws of any Borrower.

            (b) The Agreement (as amended by this Amendment) and the Other Agreements constitute legal, valid and binding obligations enforceable in accordance with their terms by Agent and the Banks against Borrowers, and Borrowers expressly reaffirm each of their obligations under the Agreement (as amended by this Amendment) and each of the Other Agreements, including, without limitation, each Borrower's Liabilities. Borrowers further expressly acknowledge and agree that Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Agreement. Each Borrower agrees that it shall not dispute the validity or enforceability of the Agreement (as it was stated before and after this Amendment) or any of the Other Agreements or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Agent's security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

            (c) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment; and

            (d) The execution, delivery and performance of this Amendment by Borrowers does not and will not violate any law, governmental regulation, judgment, order or decree applicable to any Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of any Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which any Borrower is a party or is subject or by which each Borrower or any of its real or personal property may be bound.

         10. Releases; Indemnities.

             (a) In further consideration of the Banks' execution of this Amendment, each Borrower, and on behalf of its successors, assigns, subsidiaries and Affiliates, hereby forever release Agent and each Bank and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims"), that any Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Amendment was executed, including without limitation with respect to each Borrower's Liabilities, any Collateral, the Agreement, any Other Agreement and any third parties liable in whole or in part for each Borrower's Liabilities. This provision shall survive and continue in full force and effect whether or not Borrowers shall satisfy all other provisions of this Amendment, the Other Agreements or the Agreement, including payment in full of each Borrower's Liabilities.

             (b) Each Borrower hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in Paragraph 10(a) of this Amendment shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith. The foregoing indemnity shall survive the payment in full of the each Borrower's Liabilities and the termination of this Amendment, the Agreement and the Other Agreements.

         11. Fees and Expenses. Each Borrower agrees to pay on demand all costs, fees and expenses of or incurred by the Agent in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the reasonable fees and expenses of counsel for the Agent, search fees and taxes payable in connection with this Amendment and any future amendments to the Agreement.

         12. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         (TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT SIGNATURE PAGE)

         IN WITNESS WHEREOF, the parties hereto have duly executed this Tenth Amendment to Loan and Security Agreement as of the date first above written.

                                        SIGMATRON INTERNATIONAL, INC.


                                        By:     Linda K. Blake
                                            ----------------------------------
                                        Its:    Vice President - Finance
                                            ----------------------------------


                                        ABLE ELECTRONICS CORPORATION


                                        By:     Gary R. Fairhead
                                            ----------------------------------
                                        Its:    President & CEO
                                            ----------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        for itself and as Agent


                                        By:    Sara H. DeKuiper
                                            ----------------------------------
                                        Its:   Vice President
                                            ----------------------------------



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